Exhibit 99.4

Cerevel Therapeutics Announces Pricing of $254 Million Public Offering of Common Stock and Concurrent $300 Million Private Offering of Convertible Senior Notes

CAMBRIDGE, Mass., August 12, 2022 (GLOBE NEWSWIRE) — Cerevel Therapeutics Holdings, Inc. (“Cerevel”, “we”, “us” or “our”) (Nasdaq: CERE), a company dedicated to unraveling the mysteries of the brain to treat neuroscience diseases, announced today the pricing of its previously announced underwritten public offering of 7,250,000 shares of its common stock at a public offering price of $35.00 per share, or approximately $253.8 million of shares of its common stock. In addition, Cerevel granted the underwriters a 30-day option to purchase up to an additional 1,087,500 shares of its common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on August 16, 2022, subject to customary closing conditions.

Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Jefferies LLC and Evercore Group L.L.C. are acting as joint book-running managers for the offering. Loop Capital Markets LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

Cerevel also announced today the pricing of $300.0 million of 2.50% convertible senior notes due 2027 (the “notes”) in a concurrent private placement to qualified institutional buyers, in an offering exempt from registration under the Securities Act of 1933, as amended. In connection with the notes offering, Cerevel granted the initial purchasers of the notes a 13-day option to purchase up to an additional $45.0 million aggregate principal amount of the notes. The offering of common stock is not contingent upon the consummation of the concurrent offering of the notes, and the concurrent offering of the notes is not contingent upon the consummation of the offering of common stock. The concurrent offering of the notes is expected to close on August 16, 2022, subject to customary closing conditions.

Cerevel estimates that the net proceeds from the offering of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by Cerevel, will be approximately $238.3 million (or approximately $274.0 million if the underwriters exercise in full their option to purchase additional shares). In addition, Cerevel estimates that the net proceeds from the concurrent offering of the notes will be approximately $291.1 million (or approximately $334.8 million if the initial purchasers in that offering exercise in full their option to purchase additional notes), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Cerevel.

Cerevel intends to use the net proceeds from the offering of common stock and the concurrent offering of the notes: (i) to support the continued development of emraclidine, including to accelerate registration-enabling activities; (ii) to evaluate the potential of emraclidine in other populations, including Alzheimer’s disease psychosis; (iii) to accelerate market development and pre-commercial planning activities for emraclidine and tavapadon; (iv) to advance the remainder of the programs in its pipeline, including darigabat, and its other promising earlier-stage programs, including CVL-354, its selective KORA; and (v) for working capital and other general corporate purposes, including to extend its cash runway.

A registration statement relating to the offering of common stock was filed with the Securities and Exchange Commission (“SEC”) on November 10, 2021 and is effective. The offering of common stock is being made only by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting the offices of Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by email at prospectus@morganstanley.com; the offices of Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526 or email at prospectus-ny@ny.email.gs.com; the offices of Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or email at Prospectus_Department@Jefferies.com; or the offices of Evercore Group L.L.C., 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200 or email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Cerevel Therapeutics

Cerevel Therapeutics is dedicated to unraveling the mysteries of the brain to treat neuroscience diseases. The company is tackling diseases with a targeted approach to neuroscience that combines expertise in neurocircuitry with a focus on receptor selectivity. Cerevel Therapeutics has a diversified pipeline comprising five clinical-stage investigational therapies and several preclinical compounds with the potential to treat a range of neuroscience diseases, including Parkinson’s, epilepsy, schizophrenia, and dementia-related apathy. Headquartered in Cambridge, Mass., Cerevel Therapeutics is advancing its current research and development programs while exploring new modalities through internal research efforts, external collaborations, or potential acquisitions.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, express or implied statements regarding the terms of the proposed public offering of common stock, including our expectations with respect to granting the underwriters of the offering a 30-day option to purchase additional shares, the terms of the concurrent offering of the notes, including our expectations with respect to the net proceeds and the use of such net proceeds from the offering of common stock and the concurrent offering of the notes and the completion of such offerings. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, among others: clinical trial results may not be favorable; uncertainties inherent in the product development process (including with respect to the timing of results and whether such results will be predictive of future results); the impact of COVID-19 on the timing, progress and results of ongoing or planned clinical trials; other impacts of COVID-19, including operational disruptions or delays or to our ability to raise additional capital; whether and when, if at all, our product candidates will receive approval from the FDA or other regulatory authorities, and for which, if any, indications; competition from other biotechnology companies; uncertainties regarding intellectual property protection; and other risks identified in our SEC filings, including those under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2022 and our subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Anna Robinson

Cerevel Therapeutics

anna.robinson@cerevel.com

Investor Contact:

Matthew Calistri

Cerevel Therapeutics

matthew.calistri@cerevel.com